EXHIBIT 21.1
Tanger Inc.

List of Subsidiaries

Tanger Properties Limited Partnership
Tanger GP Trust
Tanger LP Trust
Tanger Development Corporation
TWMB Associates, LLC
Tanger COROC, LLC
Tanger COROC II, LLC
COROC Holdings, LLC
COROC/Riviera L.L.C.
COROC/Hilton Head I L.L.C.
COROC/Hilton Head II L.L.C.
COROC/Myrtle Beach L.L.C.
COROC/Rehoboth I L.L.C.
COROC/Rehoboth II L.L.C.
COROC/Rehoboth III L.L.C.
COROC/Lakes Region L.L.C.
COROC/Tilton II L.L.C.
COROC/Clinton CHR, LLC
Tanger Devco, LLC
Tanger Gonzales, LLC
Northline Indemnity, LLC
Tanger Phoenix, LLC
Tanger Scottsdale, LLC
Tanger Houston, LLC
Pembroke Acquisition Company, LLC
Tanger Hershey GP, LLC
Tanger Hershey I, LLC
Tanger Hershey II, LLC
Tanger Hershey Limited Partnership
FSH Associates LP
San Marc I, LLC
Tanger San Marc, LLC
Tanger DC, LLC
Tanger National Harbor, LLC
Galveston Outlets, LLC
Tanger Master Trust
Tanger Canada 1, LLC
1633272 Alberta ULC
Tanger AC-I, LLC
Tanger AC-II, LLC
Tanger AC-III, LLC
Atlantic City Associates, LLC
Atlantic City Associates Number Two Investors, LLC
Atlantic City Associates Number Two (S-1), LLC
Atlantic City Associates Number Three, LLC
Tanger Charlotte, LLC
Tanger Columbus, LLC
Tanger Canada 3, LLC
Tanger Foxwoods, LLC
Outlets at Westgate, LLC
Columbus Outlets Holdings, LLC
Columbus Outlets, LLC
Charlotte Outlets, LLC

Fashion Outlets at Foxwoods, LLC
Holden Acquisition Company, LLC
Cornwallis Acquisition Company, LLC
Tanger Canada 4, LLC
Tanger Outlets Deer Park, LLC
Tanger Finance Holdings, Inc.
Tanger Finance, LLC
Tanger Grand Rapids, LLC
Tanger Outlets of Savannah, LLC
Green Valley Acquisition, LLC
Outlet Mall of Savannah, LLC
Tanger Canada 5, LLC
Mid-South Outlet Holdings, LLC
Mid-South Outlet Shops, LLC
Desoto Mid-South Tourism Project, LLC
Hobbs Solar, LLC
Tanger Daytona, LLC
Tanger Jeffersonville, LLC
Tanger Fort Worth, LLC
Tanger Terrell, LLC
Tanger Branson, LLC
Tanger Management, LLC
Tanger Services, Inc.
Tanger Charleston, LLC
Mid-South Land Holdings, Inc.
Tanger Office, LLC
Tanger Locust Grove, LLC
Tanger Nashville, LLC
Tanger Media, LLC
Tanger Riverhead, LLC
Friendly Management, LLC
Tanger Westgate Outparcel, LLC
M3 Ventures III, LP
Avondale Investments, LLC
Tanger Huntsville, LLC
Tanger Asheville, LLC
Research Park Condominium Association, Inc.
Fairway Acquisition Company, LLC
Tanger Little Rock, LLC
Tanger Myrtle Beach, LLC
Tanger Cleveland, LLC
Tanger Kansas City, LLC
Tanger Kansas City II, LLC